Exhibit 99.2

FINAL TRANSCRIPT

Apr 01, 2010 / 02:00PM GMT, ATSG - Q4 2009 Air Transport Services Group, Inc. Earnings Conference Call

FINAL TRANSCRIPT

Conference Call Transcript

ATSG - Q4 2009 Air Transport Services Group, Inc. Earnings Conference Call

Event Date/Time: Apr 01, 2010 / 02:00PM GMT

FINAL TRANSCRIPT

Apr 01, 2010 / 02:00PM GMT, ATSG - Q4 2009 Air Transport Services Group, Inc. Earnings Conference Call

CORPORATE PARTICIPANTS

Joe Hete

Air Transport Services Group, Inc. - President & CEO

Quint Turner

Air Transport Services Group, Inc. - CFO

CONFERENCE CALL PARTICIPANTS

Helane Becker

Jesup & Lamont Securities Corporation - Analyst

Kim Zotter

Imperial Capital - Analyst

Adam Ritzer

CRT Capital Group, LLC - Analyst

Kristina Marsh

Thompson, Davis & Company - Analyst

PRESENTATION

Operator

Good day, Ladies and Gentlemen. Welcome to the Fourth Quarter 2009 Air Transportation Services Group Inc. earnings Conference Call. My name is Crystal and I will be your Operator for today. At this time all participants are in listen only mode. Later we will conduct a question and answer session. (Operator Instructions) As a reminder this conference is being recorded for replay purposes. Please note the slides will automatically progress and you can get to the slides by using the link.

I would now like to turn the conference over to your host for today, Mr. Joe Hete, President and CEO. Please proceed.

Joe Hete - Air Transport Services Group, Inc. - President & CEO

Thank you, Crystal. And welcome to all of you joining us today for our fourth quarter conference call. I’m Joe Hete, President and Chief Executive Officer of Air Transport Services Group.

With me today are Quint Turner, our Chief Financial Officer, Joe Payne, our Senior Vice President and Corporate General Counsel, John Graber, who is President of ABX Air, and Rich Corrado, who joins us officially today as Chief Commercial Officer.

You may have seen the release we issued this morning announces Rich’s return to the Company. It’s great to have him with us and I’ll say more about that later about what we will be working on.

This is a big week for us and for you as our shareholders. We and DHL have announced a new set of agreements that form the basis of a transformational change in our working relationship. Taken together, these agreements reinforce DHL’s long term commitment to the international service strategy it adopted here in the US more than a year ago, and also signify the collective commitment of all the ATSG businesses to serving DHL’s customers, not only here in the US, but anywhere in the world.

The agreements represent a brand new approach to the way we do business with DHL and bring to an end the lingering issues over the termination of our old agreements. With all of our 767 freighters now either deployed on an ACMI basis, or dry leased under multi-year agreements and with more becoming available through our conversion investments, we are also poised to serve more new customers with these very attractive aircraft backed up by the most complete array of support services of any cargo operator in the world.

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Apr 01, 2010 / 02:00PM GMT, ATSG - Q4 2009 Air Transport Services Group, Inc. Earnings Conference Call

We know you have many questions about these agreements as well as our 2009 results. To help you better understand both, we are supplementing our remarks today with some graphics that help illustrate our results and the new agreements. You can follow along via Webcast or download them later from our website ATSGINC.com.

Naturally I have much more to tell you about these agreements and we want to allow plenty of time for your questions, so I’m going to stop here for now and let Quint Turner cover our year-end results. Quint?

Quint Turner - Air Transport Services Group, Inc. - CFO

Thanks, Joe, and good morning everyone.

As always I need to begin by advising everyone that during the course of this call, either in our comments or our slide presentation, we may make projections or other forward-looking statements that involve risks and uncertainties and our actual results and other future events may differ materially from those we may describe here. These forward-looking statements are based on information, plans and estimates as of the date of this call, and Air Transport Services Group undertakes no obligation to update any forward-looking statements to reflect changes in the underlying assumptions or factors, new information or future or other changes. These factors include but aren’t limited to changes in market demand for our assets and services, the timely completion of 767 freighter modifications as anticipated under ABX Air’s new operating agreement with DHL ,and ABX Air’s ability to maintain on-time service and control costs. There are also other factors that are contained from time to time in ATSG’s filings with the US Securities and Exchange Commission including its annual report on Form 10-K which we filed last evening.

We may also refer to a non-GAAP financial measure, EBITDA and adjusted EBITDA, which management believes is helpful to the investor in assessing ATSG’s financial position and results. This non-GAAP measure is not meant as a substitute for the GAAP financials and we advise you to refer to the reconciliation to the GAAP measure which we have included in our slide presentation.

Challenging, but successful best describes 2009 for ATSG, as we work with our largest customer to phase out its US domestic air express business while building our other businesses in a very tough economy. The good news is that we finished the year in a much stronger financial position than we started it, with a new collective bargaining agreement with ABX Air pilots that will make us much more competitive in global markets and with a framework in place that led to the new multi-year agreements we have completed with DHL, which Joe will cover in detail shortly.

Revenues from continuing operations for the year were $823.5 million, down 13% from 2008 when we were still supporting a full scale domestic package network for DHL. Our block hours of flying for DHL were down 78% last year. That, along with the scale backs and other services we provide them, accounted for approximately $76.4 million of the reduction in revenues.

Lower aviation fuel prices were a big contributor to a $56.3 million decline in our ACMI services revenues. The average price for a gallon of fuel was 42% lower in 2009 than it was in '08.

On the other hand, revenues from our DHL agreements included $121.4 million related to the reimbursement of severance and other benefits to ABX employees, primarily pilots. These are largely non-recurring, although we expect to record some revenues from termination of the ACMI agreement this year.

Pre-tax earnings from continuing operations for the year were $45.4 million versus a loss in 2008 of $56.6 million. In '08, we took a pre-tax impairment charge of $91.2 million on write-downs of goodwill and customer relationship intangibles of our ATI and CCI airlines, the subsidiaries of Cargo Holdings International that we acquired in 2007. Excluding the impairment charge, pre-tax earnings from continuing operations were $34.6 million in 2008. Net income for 2009 was $34.4 million, of which $6.2 million was generated by discontinued operations.

Fourth quarter revenues from continuing operations were $250.5 million in 2009, down slightly from $257 million in 2008. Revenues included $72.5 million and $22.7 million respectively in severance and other benefits paid to ABX employees. Pre-tax earnings from continuing operations for the fourth quarter were $17.6 million versus an '08 loss of the $65.7 million due to the impairment — largely due to the impairment charge. Excluding the impairment charge, 2008 pre-tax earnings were $25.6 million. Net income for the quarter was $11.5 million with $1.2 million from discontinued operations.

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Apr 01, 2010 / 02:00PM GMT, ATSG - Q4 2009 Air Transport Services Group, Inc. Earnings Conference Call

Two factors accounted for most of the change in our fourth quarter results. In 2008, we booked the entire year of annual markup benefits from DHL during the fourth quarter as we had in prior years, but in ‘09 the annual markups were earned and recognized each quarter. In addition, we had a significant loss in the ABX Air portion of our ACMI services segment primarily due to the transatlantic scheduled service 767. This flight transitioned to a conventional ACMI service effective in February 2010 and will be profitable going forward.

In the third quarter of 2009, ATSG adopted reporting for discontinued operations, primarily consisting of ABX Air support for DHL’s ground and package sorting operations under the Hub and Line Haul Services agreement which expired last August. It also includes ABX Air’s former aircraft fuel service operations, which DHL took over in July when they transferred their hub from Wilmington to the Cincinnati-Northern Kentucky International Airport.

Net earnings for discontinued operations contributed $6.2 million or $0.10 per diluted share for the year versus $6.9 million or $0.11 in 2008.

Consolidated net earnings for the year were $34.4 million or $0.54 per diluted share. That compares with a consolidated net loss including the impairment of $56 million or $0.90 per diluted share in 2008.

We achieved a strong positive turnaround in our balance sheet during the year, significantly de-leveraging the Company. We reduced debt by $135.1 million or 26.4%.

That included principal payments on our Credit Facilities of $43.1 million, a $46.3 million debt extinguishment related to the DHL promissory note, and a $45.7 million reduction in our aircraft capital lease obligations, as we transferred those leases to DHL.

Our debt to equity ratio improved dramatically year-over-year from 6.4 at the end of 2008 to 1.5 by the end of last year, as shareholder equity more than tripled to $246 million from $80.4 million in 2008.

In addition to debt reductions, our post-retirement liabilities fell by $144.6 million or 48.6%. That included $83.2 million from Company cash contributions, $75.8 million on gains on asset values as the market improved, $57.3 million gain as a result of the Company’s scaling down its workforce, and freezing the employee pension plan, and $71.7 million of benefit costs and actuarial adjustments. $37.8 million of the cash contributions we made was added to the ABX Air Pilot Pension Trust in December 2009 as a result of negotiations with the pilots to finally settle the $75 million severance fund available under the severance and retention agreement.

Now that’s a summary of our overall financial highlights for the quarter and year. I’m going to give you just a few brief comments on our segments this time to allow more time for Joe to cover our new agreements and to answer your questions. You can find the rest of the segment data in our earnings release and 10-K.

Our DHL Segment revenues from the ACMI agreement were down 37.4% for the year and down 50.4% for the quarter due to DHL’s transition to an international only domestic network as I discussed a moment ago.

Employee severance and retention revenues were $121.4 million for the year and $72.5 million for the quarter. Pre-tax earnings from the DHL segment were $27.9 million including $16.7 million stemming from the severance and retention agreement.

The fourth quarter pre-tax earnings of $14.1 million included $12.2 million related to a negotiated settlement of the $75 million severance fund provided for ABX Air pilot issues. A portion of the fund was directed to the retirement security of ABX Air flight crew members.

ACMI Services had essentially flat revenues for the quarter and year excluding fuel and other reimbursed expenses. Block hours for the segment increased 11% in 2009 as we added both 767s and 757s to the fleets of our three airlines. Segment pre-tax earnings were $541,000 in 2009 primarily as a result of losses on ABX Air’s operations including its transatlantic scheduled service.

CAMs revenues, mainly from our other airlines, were up 27.8% for the year and up 22.9% for the quarter. Pre-tax earnings were up 24.1% for the quarter and 25.8% for the year. CAM currently leases 43 aircraft, seven more than a year ago. 2009 results include $10.3 million in allocated interest expense, down from $12.4 million in ‘08 on lower rates. Three of our 767 200-cargo freighters were being leased to third party customers at year-end. A fourth was leased to Amerijet in February 2010, with a fifth due to be delivered to them later this spring. Three 767 full freighter conversions were completed during 2009 and a fourth in early January 2010 and a fifth in March 2010. We expect to complete all 14 conversions by the end of 2011.

That’s a summary of our segment performance.

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Apr 01, 2010 / 02:00PM GMT, ATSG - Q4 2009 Air Transport Services Group, Inc. Earnings Conference Call

Switching now to our cash flow, cash from operations for 2009 was $103 million, down from $161.7 million in 2008, a combination of the reduction of our DHL business and reimbursement payments from DHL for employee severance and retention not yet paid were the main factors.

Non-reimbursed interest expense decreased $2.8 million year-over-year. Interest rates on the Company’s variable interest unsubordinated term loan decreased from 4.5% in the fourth quarter 2008 to 2.9% in 2009 in part due to our improving EBITDA coverage ratio. EBITDA, which of course is earnings before interest, taxes, depreciation and amortization from continuing operations was $155.8 million in 2009 versus adjusted EBITDA of $163 million in 2008. Last year’s EBITDA excludes the $91.2 million impairment charge we spoke about earlier. For the fourth quarter, EBITDA from continuing operations was $45 million versus adjusted EBITDA of $59.9 million in 2008, again excluding the impairment charge.

Please note the reconciliation of earnings from continuing operations to adjusted EBITDA in our earnings release published yesterday, which is available on the ATSG website.

Our 2009 capital expenditures were $101.2 million including $69.6 million for modification of ten 767s and the purchase of one extended range Boeing 767 aircraft in the fourth quarter completing a purchase commitment made in 2007 when the Company acquired Cargo Holdings International. We also spent $25.6 million for capitalized airframe and engine overhauls and other equipment costs. Capital expenditures for 2008 were $111.9 million, mainly to modify nine aircraft. We currently project $102 million in total capex spending in 2010 including approximately $30 million of maintenance capex. Our effective tax rate for the quarter was 38%, roughly the same as in 2008 after adjusting for the impairment charge deductions. Looking ahead due to our tax carry forward position and our continuing investment in aircraft assets, we don’t expect to pay federal income taxes until 2013.

Now, I’ll turn the call back to Joe for his review.

Joe Hete - Air Transport Services Group, Inc. - President & CEO

Thanks, Quint.

As I said at the beginning, our new DHL agreements represent a new day for us. Under the old cost-plus contract, there was always a security of having your fixed costs largely covered, but very little opportunity to earn an acceptable return on investment.

Like DHL, we found the type of relationship too restrictive and not in the best interest of our customer. We’re both pleased that we can now get back to focusing on what’s important, which is delivering great service to all our customers and rewarding the shareholders that have stuck by us through a tough transition.

These new agreements improve on the ACMI agreement in several ways. They resolve all of the issues of interest to our current and former employees, unlock the value of our aircraft assets, and trigger the full implementation of our new collective bargaining agreement.

Let’s review each of the segments beginning at the end—the end of our former ACMI agreement. We terminated that agreement ahead of its expiration date in August 2009 and are winding up the matters addressed in its severance and retention agreement.

Several elements of the termination agreement resolve matters that we have been discussing with DHL for more than a year, including settling our aircraft put values. The amounts we have agreed upon involve compromises and tradeoffs, but measured against the scope and scale of the leases and CMI, these are good outcomes and will improve our 2010 results.

As we have said before, we agreed to pre-pay $15 million against the note when we signed the option agreement with DHL last year. That will bring the note balance down to $31 million before it begins to amortize under the CMI.

The payments for settlement of remaining severance retention benefit items will clear up not only vacation pay reimbursements and other compensation items for former employees. The $11.2 million agreed additional payment related to vacation payout for severed employees includes $7.1 million we had booked in 2009. Severance and other issues related to the ABX Air pilots were resolved in December.

The termination agreement winds up the past. Now let’s look at the future with DHL which starts today.

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Apr 01, 2010 / 02:00PM GMT, ATSG - Q4 2009 Air Transport Services Group, Inc. Earnings Conference Call

Prior to today, ABX Air had an ACMI agreement with DHL that bundled the rent on the aircraft with the cost of operating them. That rent was based on depreciation plus the 1.75% markup. The new agreements pull out the aircraft element thereby unlocking their true value.

Cam, our leasing entity, will provide DHL with up to 13 dedicated 767 freighters for up to seven years at rates that reflect the scope and scale of DHL’s commitment. The lease rates cover our carrying costs including interest and will earn as much — earn us a much improved return.

All 13 of the DHL aircraft will be full freighters with standard cargo doors. Freighters currently outside the DHL network will replace, on an interim basis, some of the PCs that have not been converted. We’re about half way through that process and our conversion partner, IAI is running ahead of schedule. We will blend the rest into the DHL network as IAI completes them between now and the first quarter of 2011.

DHL has told us it may want to lease more aircraft from us over the next seven years, either for the US network or elsewhere, and our agreement lays out terms from those as well. DHL is responsible for routine heavy maintenance of the 767 aircraft as a term of the leases, but our AMES subsidiary will do that work for the next three years as a reimbursable expense under the CMI agreement.

We negotiated these terms while fully aware of DHL’s air transport decisions in other parts of the world, but we’re also aware that our 767s represent the best replacements for some of the aircraft they operate. That’s why we’re confident that these leases will prove to be great deals for both of us over the next seven years.

Moving on to the CMI Agreement, you see that we will remain the backbone of DHL’s US air network, a role ABX played since 2003, and replaced what had been a seven year agreement with one that could, with mutual agreement, extend up to 10 years. It gives DHL very competitive fixed rates with pre-determined annual escalators, which are based on the more competitive rates and work rules on our new collective bargaining agreement.

The agreement makes clear the ABX Air pilots have the exclusive right to operate up to thirteen 767-200’s deployed by DHL on its US network, or elsewhere in the world before they can engage the services of another 767-200 operator in the US network. Any additional 767-200’s they might operate in the US could be operated by other air carriers. The CMI also anticipates pricing for flight crews, additional aircraft leases and other services if DHL opts to expand our role in their network.

A key factor to keep in mind is that the balance of the new CBA provisions will take effect on the commencement date of the CMI agreement. That means that ABX Air is today much more competitive, as either an ACMI or charter service provider, than it was before.

The CMI has fixed incentive rewards for ABX Air if it continues to deliver great service as it has all along, under benchmarks that we and DHL have agreed on as challenging but achievable. We have proven over the years the outstanding level of service that our people and aircraft can provide. The goals apply only to delay subject to our control and there are disincentives if we should fail to measure up.

As I said a moment ago, DHL has agreed to use our AMES operation for heavy maintenance on the 767s for at least three years. The restructuring we completed last Spring to create AMES by pulling it out of ABX and establishing a leaner cost structure was a big reason we have been able to keep this business given greater competition from offshore vendors. With our ownership of these aircraft assets and our role in operating them, we intend to work hard to retain the maintenance piece after the three year commitment is up.

The principal advantage to us of this agreement, however, is that it directly incents us to continue to work harder to reduce overhead and other costs that don’t involve safety or performance. We will be looking even harder at reworking procedures that have added to our costs in the past and created nothing of value for the customer. That could, over time, include changes that might require extra flexibility from some of our employees and vendors. We will pursue those savings where we find them and always seek a fair and reasonable solution.

The CMI agreement may also serve as a model of relationships we could pursue with other customers, or as a means for other carriers to smoothly add our aircraft and capabilities into their networks. We think it just makes sense, good sense to open — to be open toward as many different combinations of ATSG’s capabilities as customers might envision to meet their business objectives.

That means being more customer-centric and building relationships with them that may begin with one type of service, but migrate into others as their needs and competence in us evolves. Pursuing those options is very much at the forefront of our planning and development efforts.

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Apr 01, 2010 / 02:00PM GMT, ATSG - Q4 2009 Air Transport Services Group, Inc. Earnings Conference Call

As I mentioned at the outset, we have brought Rich Corrado back to the Company as Chief Commercial Officer. Rich was here during the airborne years and briefly was with DHL. He has been instrumental in building our Marketing strategy as a consultant over the last several months. I’m pleased to have him here to help me chart our new integrated growth strategy.

Our experience with Amerijet shows how we can marshal all of our resources to meet a particular set of customer requirements in one package and what that can mean to customers. We were able to handle nearly all of the arrangements to lease and gain certification for our aircraft, train pilots, establish maintenance support, and put it all together in a turnkey package with contributions from several of our ATSG companies.

Our flexibility and the benefits of our new CBA are also in evidence in our restructured relationship with TNT. It became clear to both of us last year that transatlantic shared space charter service we launched wasn’t working out. Trying to build revenue in the face of a global recession and the cost to position and schedule our crews proved to be too much of a challenge and our losses in this service were significant. We have learned a tough lesson. But I’m happy to say the new CBA together with great cooperation from TNT now makes this service work better as an ACMI arrangement. That new ACMI service that began with one errant 767 in February was expanded with a second aircraft that started flying for TNT this week.

There are many other elements to our DHL agreements in our new integrated marketing approach that I could talk about, but I know you have a lot of questions already about what we have announced and I well get to them in just a moment.

While it’s nice to be able to say that our stock was one of the best performers on Wall Street last year, that says a lot more about where we started than where we are today, even with yesterday’s 45% gain. From our low point last year, when our market value was less than the value of one of our 767s, to our closing price yesterday of $3.35, the market is still saying that we’re only worth about 10 of them.

Given the size of the fleet including our 767s, 757s, DC8 Combis and 727s, we are clearly worth much more on both an absolute and relative basis than even a conservative assessment of our size, multiple year DHL agreements, other prospects, cash generating potential, and stronger balance sheet would dictate.

I know that you’ll be watching as I will for the markets to take note as the dramatic changes in our business over the last six months. By the time of our next call in May 2010, I very much hope to be able to share the news that we have begun to move rapidly in that direction.

With that, Operator, we’ll take questions.

QUESTION AND ANSWER

Operator

(Operator Instructions) Your first question comes from the line of Helane Becker with Jesup & Lamont. Please proceed.

Helane Becker - Jesup & Lamont Securities Corporation - Analyst

Thanks very much, Operator. Hi, gentlemen. Thanks for all of this information. I really appreciate it.

So, as we’re thinking about the revenues going forward, we build them from X number of aircraft at $3400 an hour, or whatever, $3500 an hour, which I think are numbers that you’ve used in the past for about 250 hours a month on the CAM aircraft that are not DHL planes, so that’s fairly, you know, understandable. On the DHL planes, you were talking about the lease rates plus a markup. Is that how we think about that then?

Joe Hete - Air Transport Services Group, Inc. - President & CEO

Yes, Helane. If you look at the breaking it into two pieces obviously the A is covered under a dry lease arrangement, and so certainly when you have someone that’s going to take 13 of your aircraft with a strong credit like DHL will with a guarantee from Duetsche Post, you’re going to give them a break on the lease rates versus what your standard market-rates were. So when you think about the economics, think of it in terms of what we’ve said in the past that a market lease rate is between 250 and 300 and the DHL rates would be at a discount to that somewhere in the, call it 10% to 12% range.

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Apr 01, 2010 / 02:00PM GMT, ATSG - Q4 2009 Air Transport Services Group, Inc. Earnings Conference Call

On the CMI piece, it’s strictly an operating agreement and the margins on that piece of the business, since it’s a service-oriented agreement, are not going to be very large. They are going to be somewhat close to what we’ve experienced under the pure ACMI agreement we had with DHL in the past.

Helane Becker - Jesup & Lamont Securities Corporation - Analyst

Okay, okay, so that’s good. And then as you’re — we’re thinking about the other businesses, the revenues — so maybe the way to think about it is, is modeling out each individual segment? Is that a better way to think about it than doing the whole thing?

Quint Turner - Air Transport Services Group, Inc. - CFO

Well, Helane, if you’re thinking, the DHL contract, the new DHL arrangement, this is Quint, I would do it as Joe suggests. I would delink the asset piece because I think that’s pretty straightforward and that will show up under CAM. Again you can, you can assume within that range and based on Joe’s comments about taking into account the number of planes that were leased you can assume a monthly lease rate. And then when you think about the dry lease costs, you really got depreciation. So if you figure there’s, call it $18 million, north of $18 million in an airplane and you’re depreciating it over 15 years, that’s sort of your expenses versus that lease revenue on the A piece.

Helane Becker - Jesup & Lamont Securities Corporation - Analyst

Got you.

Quint Turner - Air Transport Services Group, Inc. - CFO

And then the CMI, when you think of the DHL new CMI arrangement, that’s the operating agreement we’ve delinked from the assets. It’s, as is the case with a service contract, it’s going to be probably similar, single-digit margins, similar to what we’ve seen in the past arrangement. But if you contrast these new arrangements with, for example, what we’ve had over the last seven years, for example, on the asset piece, we were just getting that depreciation plus, call it 2%.

Helane Becker - Jesup & Lamont Securities Corporation - Analyst

Right.

Quint Turner - Air Transport Services Group, Inc. - CFO

And we were still getting virtually the same margin on the operating side. So we think it, as Joe says, unlocks a lot of value on the asset side, gives the customer a lot of flexibility and so we’re excited about it. But that’s how I would look at it if I were, I guess, modeling it.

Helane Becker - Jesup & Lamont Securities Corporation - Analyst

Okay, that’s good. And then what are you — did you say what your principal payments are for this year?

Quint Turner - Air Transport Services Group, Inc. - CFO

Debt principal payments?

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Apr 01, 2010 / 02:00PM GMT, ATSG - Q4 2009 Air Transport Services Group, Inc. Earnings Conference Call

Helane Becker - Jesup & Lamont Securities Corporation - Analyst

Yes, please.

Hete - Air Transport Services Group, Inc. - President & CEO

I would say they are pretty close what they were last year.

Quint Turner - Air Transport Services Group, Inc. - CFO

Probably around forty or so. We've got $27 million, I believe on the term-loan facility, and then the asset backed facilities are 10-year fully amortizing facilities, so call it another $10 million or so of - I think it's a little north of there maybe.

Helane Becker - Jesup & Lamont Securities Corporation - Analyst

Okay, okay.

Quint Turner - Air Transport Services Group, Inc. - CFO

Somewhere in that neighborhood.

Helane Becker - Jesup & Lamont Securities Corporation - Analyst

Okay, all right, that's reasonable. And then, so with the pilot agreement now, everything is done and everything is behind you in the labor side?

Joe Hete - Air Transport Services Group, Inc. - President & CEO

As far as the ABX crew, that is correct, Helane, but we still are in negotiations with the other two airlines, ATI and Capital Cargo's flight crew members.

Helane Becker - Jesup & Lamont Securities Corporation - Analyst

Any timing on that?

Joe Hete - Air Transport Services Group, Inc. - President & CEO

They continue to go through the negotiation process. They are both involving federal mediators at this point in time, but would not want to get into predicting when and if we could potentially get an agreement. I think the one good thing is, first time ever from ABX's perspective, is the agreement we got with the flight crews is five years going forward. Historically we would get five-year agreements, but by the time we inked them, two years had already lapsed, so we only looked at three years of going forward labor peace so to speak.

Helane Becker - Jesup & Lamont Securities Corporation - Analyst

Got you, okay, thanks very much.

Joe Hete - Air Transport Services Group, Inc. - President & CEO

You're welcome.

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Apr 01, 2010 / 02:00PM GMT, ATSG - Q4 2009 Air Transport Services Group, Inc. Earnings Conference Call

Operator

Your next question comes from the line of Kim Zotter with Imperial Capital. Please proceed.

Kim Zotter - Imperial Capital - Analyst

Good morning.

Joe Hete - Air Transport Services Group, Inc. - President & CEO

Hi, Kim.

Kim Zotter - Imperial Capital - Analyst

Congrats on the new DHL deal.

Joe Hete - Air Transport Services Group, Inc. - President & CEO

Thank you.

Kim Zotter - Imperial Capital - Analyst

So just wanted to get some more color on the status of your fleet. I believe the end of the third quarter there were twenty-five 767s dedicated to DHL, so could you walk us through what's happened, or what's happening with the incremental 12 to get us down to the 13 as a part of the new deal?

Joe Hete - Air Transport Services Group, Inc. - President & CEO

Yes, essentially if you go back to that point in time, there might have been aircraft that were - that fell under the DHL ACMI agreement, but they really weren't operating. A lot of them were the non-standard freighter door aircraft. But essentially before we inked this deal yesterday, if you use this as a benchmark, we were operating 11 full freighter aircraft in their network plus three of the non-standard PC types. Everything else that was not modified from a PC to an SF was sitting there as a back-up mode. So those are going into conversion between now and the end of 2011.

Kim Zotter - Imperial Capital - Analyst

Okay, and then are there any left idle now? And, I guess, if there are, can you discuss your plans for them?

Joe Hete - Air Transport Services Group, Inc. - President & CEO

At this point in time, I'm pleased to say that we have fully deployed all of the available assets excluding those ones that are waiting conversion to a standard freighter.

Kim Zotter - Imperial Capital - Analyst

Right, right. Okay. Great. Now, with the new DHL deal, I imagine that you'll begin increasing headcount and the labor line will grow in 2010? I guess it will be somewhat offset, thought, by the terms of the new CBA. So, any guidance on what that number will look like?

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Apr 01, 2010 / 02:00PM GMT, ATSG - Q4 2009 Air Transport Services Group, Inc. Earnings Conference Call

Joe Hete - Air Transport Services Group, Inc. - President & CEO

From a head count perspective, I don't anticipate a lot of other growth other than as we have other aircraft go through the modification process. As I've said, we're kind of fully deployed at this point in time, and the first time we actually have an incremental asset to redeploy is probably going to be in the latter part of the third quarter. So if we see any growth from a head count perspective, it would be in the latter part of this year, and since it's all related to flying and maintaining of aircraft, those headcount increases I don't anticipate would be of any great significance. As you can imagine, we've spent the last basically year and a half to two years trying to get down to a manageable size organization from a staffing perspective that matches up with what our go forward operating agreements are look like — will look like. And if you use it as a benchmark, for example, at October 1 of last year, we had 707 full time people still on the payroll, of which 246 were flight crew members. And this is ABX only I'm referring to.

Kim Zotter - Imperial Capital - Analyst

Right, right.

Joe Hete - Air Transport Services Group, Inc. - President & CEO

As of today, we are down to 595 full time people at ABX with 182 of those being flight crew members. So we've gotten to the point to where we've reduced the overall staffing for ABX to match up directly with the amount of business that it currently has.

Kim Zotter - Imperial Capital - Analyst

Okay. Alright. Now let me, let me turn to this. Could you remind us how much, how much exposure from a revenue standpoint you have to military flying? I would imagine that that could be another potential source of growth in 2010 and 2011 with the proposed troop movements from Iraq to Afghanistan?

Joe Hete - Air Transport Services Group, Inc. - President & CEO

Yes, the military piece, the predominance of the book of business that we have with the military is related to the Combis that ATI operates, although ABX and ATI do operate some pure freighter runs for the US military, but not to a great extent. Most of the movement that is taking place today, in terms of any kind of increases especially related to the increase in Afghanistan, is related to larger-size aircraft than what we operate. You're talking the 747s and MD11s. So, issues related to the Middle East don't really have much of an impact on our airlines, whether it increases or contracts, we're negligibly affected. We have more of a specialty operation with the Combis, which have a regular route structure for places that aren't connected to the Middle East.

Kim Zotter - Imperial Capital - Analyst

Got you, got you. And then my last question is really more of a modeling question. So you mentioned capex of $102 million in 2010 of which $39 million was maintenance. So is the rest cannot be attributable to, I guess it's the $72 million, to the MOD process?

Quint Turner - Air Transport Services Group, Inc. - CFO

Yes, there's some odds and ends, Kim, but you're right. It's the majority of that is just a modification of the aircraft, the timing of those payments as we continue to move 767s through the conversion line.

Kim Zotter - Imperial Capital - Analyst

Right. And finally what's your expected pension contribution this year?

FINAL TRANSCRIPT

Apr 01, 2010 / 02:00PM GMT, ATSG - Q4 2009 Air Transport Services Group, Inc. Earnings Conference Call

Quint Turner - Air Transport Services Group, Inc. - CFO

Well, since you mention that, one of the things that we had agreed to as part of our CBA negotiation with the flight crews, was that with the new DHL deal becoming effective we would make a further pension contribution, and in fact it will occur this month, of $25 million to the Pilot Pension Trust. And then, on the non-pilot side, I would expect it’s fairly limited probably $10 million to $15 million for the rest of the pension commitments that we would have.

Kim Zotter - Imperial Capital - Analyst

Okay.

Quint Turner - Air Transport Services Group, Inc. - CFO

Now the, when you think about the timing of the cash flows, again there’s a lot of — and this will be evident when we file our first quarter review, but we’ve gotten — there’s a number of cash items settled as part of the termination agreement. And Joe mentioned a couple, the settlement of the vacation, the puts for the aircraft, there’s also some early payment or earlier payment of the revenue associated with the leases. And so the Company should have very adequate liquidity to meet that commitment as well as its capex requirements.

Kim Zotter - Imperial Capital - Analyst

Okay, thank you. Thank you for your time.

Operator

(Operator Instructions) Your next question comes from the line of Adam Ritzer with CRT Capital. Please proceed.

Adam Ritzer - CRT Capital Group, LLC - Analyst

Hi guys. Thanks for taking my question. Congratulations on getting this agreement done. I know you’ve been working hard on it the last year or two.

Joe Hete - Air Transport Services Group, Inc. - President & CEO

Thanks, Adam.

Quint Turner - Air Transport Services Group, Inc. - CFO

Thanks, Adam.

Adam Ritzer - CRT Capital Group, LLC - Analyst

I guess from — the last questioner talked about how many aircraft you have left, so am I, by looking at this, you have a total of 12 that are still going through the modification process, is that right?

Joe Hete - Air Transport Services Group, Inc. - President & CEO

There are five. The fifth one was completed, fifth out of 14 was completed in March, so there basically are nine left, two of which are currently in mod at this point in time.

FINAL TRANSCRIPT

Apr 01, 2010 / 02:00PM GMT, ATSG - Q4 2009 Air Transport Services Group, Inc. Earnings Conference Call

Adam Ritzer - CRT Capital Group, LLC - Analyst

Okay so there’s nine total left, two in mod, and seven let’s say awaiting modification?

Joe Hete - Air Transport Services Group, Inc. - President & CEO

Yes.

Adam Ritzer - CRT Capital Group, LLC - Analyst

Okay, and of those total nine, those were all going to be available to be leased to other parties?

Joe Hete - Air Transport Services Group, Inc. - President & CEO

No, out of the nine, Adam, what the — because there’s a PC to SF conversions, one of the factors in DHL’s leases as well is a number of the aircraft that are going through that PC to SF conversion are lighter weight versions of the full freighter. In other words, they have a lower max take off weight capability and that also plays into a lower lease rate. They make perfect airplanes domestically, but when you get longer legs on them—

Quint Turner - Air Transport Services Group, Inc. - CFO

It also plays into lower CapEx spend as well.

Joe Hete - Air Transport Services Group, Inc. - President & CEO

So, when you look at that, we have to take out of those remaining aircraft when you talk about the five that are done, that leaves us with having to come up with five of those tails will go to DHL as part of the lease arrangement, because they will have nine P to Fs in total. And then the balance as we bring those into the DHL network, the interim lift that I talked about earlier, will be free to be redeployed to other customers. So ultimately you’ll end up in a situation where we’ll have, if you say, all right, if I have all of those aircraft completed today, I’d have eight aircraft that I had to find homes for, but obviously we have between now and the end of 2011 to do so.

Adam Ritzer - CRT Capital Group, LLC - Analyst

Okay, so the bottom line is you’re going to have eight left available to release to third parties besides DHL?

Joe Hete - Air Transport Services Group, Inc. - President & CEO

That’s correct.

Adam Ritzer - CRT Capital Group, LLC - Analyst

Okay.

Joe Hete - Air Transport Services Group, Inc. - President & CEO

Or there are more if they desire more.

FINAL TRANSCRIPT

Apr 01, 2010 / 02:00PM GMT, ATSG - Q4 2009 Air Transport Services Group, Inc. Earnings Conference Call

Adam Ritzer - CRT Capital Group, LLC - Analyst

Right, okay, and based on your capex of 2010, you’re going to spend, let’s say $70 million in Mods. How many are going to be left after 2010? You said you’re going to be all done by Q1 of 2011?

Joe Hete - Air Transport Services Group, Inc. - President & CEO

We will be done with those that we owe DHL by first quarter of 2011, but we won’t be finished with the entire modification group until the latter part of 2011. So when you look at the capex spend for this year, and if you take out the $30 million, roughly $30 million in maintenance capex, Quint talked about earlier, you’re left with about $65 million to $70 million —

Adam Ritzer - CRT Capital Group, LLC - Analyst

Right.

Joe Hete - Air Transport Services Group, Inc. - President & CEO

— of capex. Now keep in mind, one of the aircraft that we talked about that was completed, came out of modification in December and of course had to go into maintenance work in January. So we’re still paying bills on that one in 2010, and then aircraft that go into modification later this year that won’t be completed we’ll have to make down payments for those aircraft entering Mod. The other thing at play here, Adam, is that DHL has four 767-200s that — which were the capital lease aircraft we talked about earlier. They certainly would, since they’ve made that investment in acquiring those aircraft, they would like to insert those into the modification line as well, and right now, we’re planning for the fact that they would input two of their own aircraft mid-year, which, if that happens, slides our capex spend out a little bit further into 2011.

Adam Ritzer - CRT Capital Group, LLC - Analyst

Okay, well let me ask you this. In 2011, how much more do you think you’re going to have to spend on modifications?

Joe Hete - Air Transport Services Group, Inc. - President & CEO

Well depending upon whether DHL slides that or not, it will probably be another $40 million to $50 million.

Adam Ritzer - CRT Capital Group, LLC - Analyst

Okay, so 2011 is going to be the first time in a while we’re going to see capex, totalcapex, drop pretty significantly?

Joe Hete - Air Transport Services Group, Inc. - President & CEO

Well that depends on whether we determine that we want to venture into new additional assets outside our current assets.

Adam Ritzer - CRT Capital Group, LLC - Analyst

Right. Okay, well hopefully we’re going to get these other eight planes pretty close to fully leased before we start getting aggressive and venturing out again, but I’ll leave that up to you.

Joe Hete - Air Transport Services Group, Inc. - President & CEO

Okay.

FINAL TRANSCRIPT

Apr 01, 2010 / 02:00PM GMT, ATSG - Q4 2009 Air Transport Services Group, Inc. Earnings Conference Call

Adam Ritzer - CRT Capital Group, LLC - Analyst

But I’m just trying to figure out, okay, so by 2012, if you don’t buy any more planes or do any more ventures, we’re going to basically be on a maintenance run rate of capex?

Joe Hete - Air Transport Services Group, Inc. - President & CEO

That’s correct.

Adam Ritzer - CRT Capital Group, LLC - Analyst

Okay, and I know you talked a little bit about the whole agreement here. Can you give us an idea of how much incremental EBITDA the DHL deal adds above and beyond what we’ve done, let’s say in ’08/’09?

Joe Hete - Air Transport Services Group, Inc. - President & CEO

Well I think Adam, in terms of can you use ’08 and ’09 as a platform, we’ve already told you how to look at the modeling for the CMI as well as the A piece, and Quint gave you the rough order of magnitude of what the asset costs are, so you can do the calculation pretty readily.

Adam Ritzer - CRT Capital Group, LLC - Analyst

Well let’s assume I’m not that smart. Can you just tell me what the numbers are?

Quint Turner - Air Transport Services Group, Inc. - CFO

No. We don’t, we don’t — we haven’t given that kind of guidance. But as Joe says, Adam, I think you’re not giving yourself enough credit. You’ve got all of the pieces there.

Adam Ritzer - CRT Capital Group, LLC - Analyst

I know, I’m just lazy, sorry.

Joe Hete - Air Transport Services Group, Inc. - President & CEO

You know, one interesting point about the way this model has been restructured, and I think a key element for investors to think about when you look at the dry leasing arrangement that we struck with DHL, if you assume that we modify all 14 of the P’s to F’s, which is our intent right now, by the time we finish that mod line and deliver the 13 tails to DHL plus the additional tail to Amerijet, 50% of the 767s that we own will be under long-term lease arrangements with customers.

Adam Ritzer - CRT Capital Group, LLC - Analyst

Right.

Quint Turner - Air Transport Services Group, Inc. - CFO

I mean the ACMI business takes up the rest, but as you know, we’ve said certainly we have, we like to lock up multi-year security on the assets. So there is a lot of interest, and we’ve said that in the past, and I think that’s certainly true now as there remains a lot of interest in the 767, and as the economy recovers and fuel price increases, as we’ve said, it even gets, it accelerates — it increases that.

FINAL TRANSCRIPT

Apr 01, 2010 / 02:00PM GMT, ATSG - Q4 2009 Air Transport Services Group, Inc. Earnings Conference Call

Adam Ritzer - CRT Capital Group, LLC - Analyst

Right, so you guys feel pretty confident of the eight left that over the next 12 months, 18 months, 24 months you’re going to have demand for those based on what you’re seeing in the marketplace right now?

Joe Hete - Air Transport Services Group, Inc. - President & CEO

I think right now, Adam, it’s been a while since we could say this, but I think we’re starting to see demand come back pretty strongly right now.

Adam Ritzer - CRT Capital Group, LLC - Analyst

Great. Okay, thanks very much guys. I really appreciate it.

Joe Hete - Air Transport Services Group, Inc. - President & CEO

Yes, no problem.

Operator

Your final question comes from the line of Kristina Marsh with Thompson, Davis & Company. Please proceed.

Kristina Marsh - Thompson, Davis & Company - Analyst

Hi. I am calling in for David Campbell.

Joe Hete - Air Transport Services Group, Inc. - President & CEO

Hi, Kristina.

Kristina Marsh - Thompson, Davis & Company - Analyst

And I just had two quick questions. The first is where will the DHL revenues be on the P & L?

Joe Hete - Air Transport Services Group, Inc. - President & CEO

The DHL revenues right now, our plan is there’s two pieces to it, the leases would show up under the CAM segment, and then the CMI piece would show up under our ACMI segment. Again, that won’t start until the second quarter so you won’t see it that way in the first quarter results.

Kristina Marsh - Thompson, Davis & Company - Analyst

Okay, and then secondly, what were the number of 767s leased to DHL in the fourth quarter of ’09?

Joe Hete - Air Transport Services Group, Inc. - President & CEO

In terms of pure dry leases?

Kristina Marsh - Thompson, Davis & Company - Analyst

Yes.

Joe Hete - Air Transport Services Group, Inc. - President & CEO

FINAL TRANSCRIPT

Apr 01, 2010 / 02:00PM GMT, ATSG - Q4 2009 Air Transport Services Group, Inc. Earnings Conference Call

There really weren’t. We haven’t executed any dry leases with them as yet. They were on interim operating agreements with ABX as opposed to dry leases. All that transition in terms of going from operating agreements to pure dry leases is effective as of today.

Kristina Marsh - Thompson, Davis & Company - Analyst

Okay. Alright, thank you very much.

Joe Hete - Air Transport Services Group, Inc. - President & CEO

You’re welcome.

Operator

As there are no further questions I would like to turn it back to Joe Hete for closing comments.

Joe Hete - Air Transport Services Group, Inc. - President & CEO

Thank you, Crystal.

It’s been a long journey to finally complete our new agreements with DHL and I want to congratulate and thank all of the people at ATSG and DHL who had a hand in that effort. I also want to thank our counterparts at DHL for their hard work as they spent as much time in this process as we did. As a new ATSG, we have a much stronger story to tell investors than we did before and we will be heading out to tell it in weeks to come. Thanks for your interest and support. We will be reconnecting with you again soon when we release our first quarter results. Have a quality day.

Operator

Ladies and Gentlemen, that concludes today’s conference. Thank you for your participation. You may now disconnect and have a great day.

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